                                                                EXHIBIT (C)(3)





                                  CONFIDENTIAL




                                  PROJECT PAC




                                  May 26, 2000








                                                     [SALOMON SMITH BARNEY LOGO]

                                                      PROJECT PAC / MAY 26, 2000

EXECUTIVE SUMMARY



   -  A purchase price above $20 per share does not generate an adequate             THERE HAVE BEEN
      internal rate of return for the equity investor assuming the maximum level     SEVERAL FACTORS THAT
      of debt financing                                                              HAVE LED TO THE $20
                                                                                     PER SHARE OFFER.
   -  $20 share price represents a significant premium to the pre-announcement price

      -  50.9% premium over the average price 30 days prior to announcement

      -  43.1% premium over the average price 60 days prior to announcement

   - Since the announcement date, an index of rigid packaging stocks has declined 11.9% and one can assume from this trend, that U.S. Can's stock price would be lower than its pre-announcement price of $14.88

      -  U.S. Can did trade as low as $12.00 on March 7, 2000

   - Transaction multiples at the proposed purchase price are consistent with recent precedent transactions

      -  Rexam is acquiring American National Can for approximately 5.7x LTM
         EBITDA

      -  $20 share price is equivalent to 6.1x LTM EBITDA

   -  Bank and high yield market conditions have worsened substantially since
      March resulting in increased financing costs

   -  Several factors have contributed to lower projected EBITDA for the Company

      - Rigid packaging sector is suffering from soft demand and higher raw material prices, causing the first half of 2000 to be weak

      -  The Company's projected LTM EBITDA at June 30, 2000, is $106.4 million,
         7.2% below the LTM EBITDA on which the proposal was based




   1                                                 [SALOMON SMITH BARNEY LOGO]

                                                      PROJECT PAC / MAY 26, 2000

TRANSACTION ASSUMPTIONS



   FINANCING STRUCTURE                                                               THERE ARE SEVERAL
                                                                                     FUNDAMENTAL
   -  A maximum of 4.75x total debt to projected LTM EBITDA of $106.4 million at     ASSUMPTIONS USED TO
      June 30, 2000                                                                  DRIVE OUR MODELS.

   -  Assumes 13.0% coupon on high yield debt with no warrants

   - Equity investors generally require a minimum 25% return on investment with a target of 30%

   EXISTING HIGH YIELD BONDS

   -  Bond repayment premium of $19.2 million

   -  Assumes $5 million of accrued interest at closing

   PROJECTIONS

   -  Pro forma for acquisition of May Verpackungen and sale of Wheeling/Warren

   (Dollars in Millions)
   ======================================================================================
                          1999   LTM 2Q00E   2000E    2001P    2002P    2003P    2004P
   --------------------------------------------------------------------------------------

   Revenue               $870.1   $845.7    $873.6   $889.2   $905.6   $919.8   $934.3
   Revenue Growth            --       --       1.5%     1.8%     1.8%     1.6%     1.6%
   EBITDA                $114.6   $108.8    $122.4   $129.7   $136.5   $140.5   $142.7
   EBITDA Margin           13.2%    12.9%     14.0%    14.6%    15.1%    15.3%    15.3%
   Adjusted EBITDA (a)   $111.2   $106.4    $122.4   $129.7   $136.5   $140.5   $142.7

   ======================================================================================

   (a) Adjusted for the sale of Wheeling/Warren that contributed $3.4 million in 1999 and $2.4 million through 2Q00.





2                                                    [SALOMON SMITH BARNEY LOGO]

                                                      PROJECT PAC / MAY 26, 2000

IMPACT OF SHARE PRICE ON EQUITY RETURNS



                                        $20/SHARE     $21/SHARE     $22/SHARE
   -----------------------------------------------------------------------------
   USES:                                                                             A LEVERAGED
                                                                                     RECAPITALIZATION OF
      Purchase Existing Equity             $277.8        $291.7        $305.6        U.S. CAN ONLY PROVIDES
                                                                                     ADEQUATE RETURNS TO
      Refinance Net Debt (a)                330.6         330.6         330.6        EQUITY INVESTORS AT A
                                                                                     PRICE OF $20 PER SHARE.
      Assumed Existing Debt                  34.4          34.4          34.4

      Transaction and Financing Costs        39.7          39.7          39.7
                                        ----------------------------------------
      Total Uses                           $682.5        $696.4        $710.3

   SOURCES:

      Max Debt (b)                         $505.4        $505.4        $505.4

      Available Cash                         10.0          10.0          10.0

      REQUIRED EQUITY                       167.1         181.0         194.9
                                        ----------------------------------------
      Total Sources                        $682.5        $696.4        $710.3

   RETURNS ON EQUITY                         24.6%         22.7%         21.0%
   -----------------------------------------------------------------------------








   --------------------------------
   (a) Includes $5.0 million of accrued interest on current high yield bonds.
   (b) Maximum debt calculated at 4.75x LTM EBITDA of $106.4 million.



   3                                                 [SALOMON SMITH BARNEY LOGO]

                                                      PROJECT PAC / MAY 26, 2000

CURRENT BANK FINANCING MARKET CONDITIONS



   PRICING CONTINUES TO INCREASE FOR "B+" ISSUERS DESPITE LOWER LOAN VOLUME          LIBOR HAS BEEN
                                                                                     INCREASING STEADILY
   -  LIBOR rates have increased 71 bps since March 2000                             SINCE MARCH,
                                                                                     SIGNIFICANTLY
   -  Pro rata and institutional spreads for "B+" issuers have increased 18 bps      IMPACTING THE BANK
      and 24 bps, respectively since March 2000                                      FINANCING MARKET.

      -  Average pro rata pricing is currently at L + 306 bps

      -  Average institutional spreads are currently at L + 369 bps

   -  The leveraged loan pipeline has significantly decreased

      - As of May 18, 2000, leverage loan pipeline was approximately $20 billion, a decrease of $7.6 billion since March 16th

   - Volume of HLT Loans has decreased significantly over the past several months

      - Total HLT loan volume for the three-months ended May 18, 2000 was $26.4 billion versus $31.7 billion completed over the three-month period ended March 30, 2000

   RECENT BANK TRANSACTIONS HAVE REPRICED IN CONJUNCTION WITH BOND PRICING

   -  Margins on Jostens Pro Rata and Term Loan B facilities were increased by
      25 bps

   - The institutional tranche of Winstar's $1.15 billion Bank Facility was price flexed upward twice as a result of pricing on its $2.0 billion of bonds increasing to L + 450 bps

   - Westpoint Stevens withdrew its LBO recapitalization plans as a result of increased pricing on its financing including $1.1 billion of bank facilities



   4                                                 [SALOMON SMITH BARNEY LOGO]

                                                      PROJECT PAC / MAY 26, 2000

HIGH YIELD MARKET OVERVIEW



   CONTINUED DETERIORATION IN THE HIGH YIELD MARKET CONDITIONS HAVE                  RISING INTEREST RATES,
   SIGNIFICANTLY INCREASED EXCUTION RISK AND RESULTED IN HIGHER COST OF              HIGH DEFAULT RATES AND
   FINANCING FOR THIS TRANSACTION                                                    EQUITY MARKET VOLATILITY
                                                                                     HAVE SUBSTANTIALLY
   -  Since March 22, eight deals have been postponed and only seventeen U.S.        DISRUPTED THE HIGH YIELD
      dollar deals have been priced                                                  MARKET.

      - Many of the deals are being priced at the high-end of the indicative price range and/or reduced in size

   - The domestic high yield market continues to suffer from significant mutual fund outflows which is limiting liquidity

      - Year-to-date outflows have been approximately $6.9 billion including an outflow of $224 million for the week ended May 19th

      -  Secondary market trading is limited

      -  New issue market is approximately 25% of last year's volume

   - The rising cost of high yield financing is the result of rising interest rates, limited liquidity and higher default rates

      - 10-year treasury rates have increased approximately 28 basis points since March 22

      - Spreads on double-B and single-B rated securities have continued to widen

      -  Four of the last seven domestic deals have required warrants

   - Huntsman Packaging, the most recent industrial deal in the market, was forced to price its senior subordinated notes at 13.5% with 3% warrants




   5                                                 [SALOMON SMITH BARNEY LOGO]

                                                     PROJECT PAC / MAY 26, 2000

WESTPOINT STEVENS INC. STOCK PRICE PERFORMANCE



   DAILY DATA: DEC/26/1999 THROUGH MAY/25/2000


   Date                Price                Volume (in thousands)
  19991227             $16.63                199.6
  19991228             $16.81                385.4
  19991229             $17.25                184.0
  19991230             $17.00                126.7
  19991231             $17.50                370.3
  20000103             $17.50                245.3
  20000104             $17.00                594.9
  20000105             $17.25                518.7
  20000106             $17.25                246.1
  20000107             $17.31                122.2
  20000110             $17.69                107.6
  20000111             $17.25                212.5
  20000112             $17.44                212.1
  20000113             $17.25                567.6
  20000114             $17.19                855.2
  20000118             $16.38                810.4
  20000119             $16.31                197.5
  20000120             $16.25                197.9
  20000121             $16.00                180.2
  20000124             $16.06                196.1
  20000125             $16.25                152.6
  20000126             $16.31                 96.2
  20000127             $16.31                308.0
  20000128             $16.44                110.2
  20000131             $16.44                185.9
  20000201             $16.88                331.1
  20000202             $17.44                122.1
  20000203             $17.94                171.8
  20000204             $17.38                215.7
  20000207             $17.31                166.3
  20000208             $17.06                242.4
  20000209             $17.06                131.2
  20000210             $14.81                437.4
  20000211             $14.00                255.4
  20000214             $16.81              1,832.4
  20000215             $17.13                413.0
  20000216             $17.00                164.5
  20000217             $16.44                199.4
  20000218             $16.50                250.1
  20000222             $17.38                246.4
  20000223             $17.75                319.1
  20000224             $17.50                485.1
  20000225             $16.63                252.9
  20000228             $16.81                 71.9
  20000229             $16.75                348.9
  20000301             $16.94                105.7
  20000302             $16.88                237.6
  20000303             $16.94                 38.9
  20000306             $16.25                148.1
  20000307             $16.31                159.4
  20000308             $16.50                137.6
  20000309             $16.31                351.5
  20000310             $16.25                110.2
  20000313             $16.44                175.0
  20000314             $16.13                 75.2
  20000315             $16.63                148.6
  20000316             $16.56                122.6
  20000317             $16.44                123.2
  20000320             $16.38                 37.0
  20000321             $16.50                 70.0
  20000322             $16.88                 61.1
  20000323             $16.75                 62.3
  20000324             $17.13                 98.2
  20000327             $17.75                397.0
  20000328             $17.38                390.2
  20000329             $17.63                140.8
  20000330             $18.50                344.2
  20000331             $19.00                645.2
  20000403             $18.75                128.3
  20000404             $18.19                180.2
  20000405             $18.13                131.6
  20000406             $18.19                 96.3
  20000407             $18.06                 85.9
  20000410             $18.00                118.9
  20000411             $17.56                108.1
  20000412             $17.13                 95.3
  20000413             $17.06                221.2
  20000414             $16.31                 89.7
  20000417             $16.88                114.1
  20000418             $17.06                164.6
  20000419             $17.06                161.9
  20000420             $17.38                266.9
  20000424             $17.25                120.5
  20000425             $17.31                 81.1
  20000426             $18.25                423.4
  20000427             $18.38                198.9
  20000428             $18.75                342.0
  20000501             $19.06                258.6
  20000502             $19.06                223.8
  20000503             $18.94                143.0
  20000504             $19.19                128.5
  20000505             $19.50                 91.2
  20000508             $19.44                272.2
  20000509             $19.19                126.4
  20000510             $18.69                171.9
  20000511             $18.56                215.3
  20000512             $18.63                 72.5
  20000515             $19.13                159.9
  20000516             $19.25                163.4
  20000517             $18.69                103.4
  20000518             $18.06                104.9
  20000519             $18.00                 76.9
  20000522             $13.25              4,451.1
  20000523             $12.25              2,251.2
  20000524             $11.06              1,299.8
  20000525             $11.06                546.1


   (a) 02/11/00: Stock trading at $14.00 per share; offer received from management at $21.00 per share.
   (b) 05/19/00: Offer cancelled.
   (c) 05/25/00: Stock priced closed at $11.06 per share.

                                                      PROJECT PAC / MAY 26, 2000

STOCK PRICE PERFORMANCE OF COMPARABLE COMPANIES



   RELATIVE PRICE CHANGE TO 5/24/00

   -------------------------------------------------------------------------------------------------------------------------
                         Current Price   Average Price              Average Price                Average Price
                           (5/24/00)     Prior 1 Month   % Change   Prior 2 Month    % Change    Prior 3 Month    % Change
   -------------------------------------------------------------------------------------------------------------------------
   Ball Corp.                $30.06          $31.96        (6.3%)      $31.85          (5.6%)        $34.37        (14.3%)
   BWAY Corp.                  7.19            7.48        (4.1)         7.72          (6.9)           6.85          4.7
   Crown, Cork & Seal         17.00           16.79         1.2         16.01           6.2           18.46         (8.6)
   Owens-Illinois, Inc.       11.81           13.27       (12.3)        15.21         (22.4)          18.20        (54.1)
   Silgan Holdings             9.88           12.26       (24.2)        12.56         (21.4)          13.31        (34.8)
   -------------------------------------------------------------------------------------------------------------------------

   DAILY DATA: MAY/24/1999 THROUGH MAY/24/2000


    Date        BY           BLL         SLGN             OI              CCK
  19990524    $14.06       $51.13       $19.75          $31.00          $32.38
  19990525    $14.75       $51.13       $19.75          $30.31          $33.13
  19990526    $14.25       $51.50       $19.50          $29.69          $32.56
  19990527    $13.94       $48.88       $19.81          $29.81          $31.13
  19990528    $14.25       $48.88       $20.13          $30.50          $31.38
  19990601    $14.31       $47.94       $19.44          $30.88          $31.94
  19990602    $14.50       $48.00       $19.88          $30.75          $31.38
  19990603    $14.50       $47.19       $19.81          $31.00          $31.88
  19990604    $14.50       $49.25       $20.50          $31.75          $32.44
  19990607    $14.06       $50.06       $20.38          $32.00          $32.50
  19990608    $14.00       $49.81       $20.13          $31.63          $32.63
  19990609    $13.88       $47.88       $20.25          $31.13          $32.88
  19990610    $14.00       $48.44       $20.00          $31.50          $32.69
  19990611    $14.06       $47.81       $19.25          $31.00          $32.94
  19990614    $14.06       $48.13       $20.25          $31.63          $33.56
  19990615    $13.94       $47.75       $24.50          $32.44          $33.81
  19990616    $14.50       $45.38       $22.75          $32.00          $33.69
  19990617    $14.25       $44.13       $22.63          $32.50          $33.44
  19990618    $13.88       $44.56       $22.25          $33.19          $33.31
  19990621    $14.06       $47.94       $23.00          $33.19          $33.13
  19990622    $13.81       $46.50       $22.50          $32.44          $32.44
  19990623    $12.88       $45.88       $22.50          $32.06          $28.94
  19990624    $12.94       $45.44       $22.38          $31.13          $28.69
  19990625    $12.19       $45.88       $21.00          $32.50          $28.56
  19990628    $12.50       $45.69       $21.50          $32.25          $28.63
  19990629    $13.38       $46.00       $20.75          $32.63          $29.56
  19990630    $14.25       $42.25       $19.88          $32.69          $28.50
  19990701    $13.75       $46.63       $20.25          $32.75          $29.06
  19990702    $13.13       $46.19       $20.00          $31.56          $29.50
  19990706    $13.38       $46.06       $19.75          $31.38          $28.56
  19990707    $13.00       $46.25       $20.00          $31.38          $29.00
  19990708    $12.63       $47.38       $19.56          $30.88          $28.13
  19990709    $12.00       $47.13       $19.75          $31.69          $28.19
  19990712    $11.63       $46.56       $19.63          $32.13          $28.56
  19990713    $11.44       $46.44       $19.63          $31.25          $28.31
  19990714    $12.19       $45.94       $19.63          $30.25          $28.19
  19990715    $12.63       $44.69       $19.63          $30.06          $27.88
  19990716    $12.81       $44.88       $19.38          $30.00          $27.94
  19990719    $12.81       $44.75       $19.63          $29.69          $28.25
  19990720    $12.75       $44.44       $19.50          $26.38          $28.00
  19990721    $13.00       $45.25       $19.63          $26.44          $28.06
  19990722    $12.38       $45.06       $21.00          $26.00          $29.38
  19990723    $12.75       $46.00       $21.00          $25.50          $29.81
  19990726    $13.06       $46.00       $22.00          $25.06          $29.56
  19990727    $12.81       $47.94       $22.00          $25.88          $30.38
  19990728    $13.19       $47.31       $22.13          $26.13          $29.94
  19990729    $12.50       $47.13       $21.75          $25.13          $29.00
  19990730    $11.88       $48.44       $21.69          $24.94          $29.31
  19990802    $12.00       $47.88       $23.00          $25.31          $29.75
  19990803    $12.19       $47.94       $23.00          $25.44          $29.69
  19990804    $11.75       $48.19       $23.50          $25.50          $29.88
  19990805    $11.50       $47.50       $23.44          $24.94          $29.00
  19990806    $11.50       $47.63       $22.50          $25.00          $28.38
  19990809    $10.75       $46.94       $22.50          $24.38          $29.06
  19990810    $10.69       $48.19       $24.13          $24.13          $28.44
  19990811    $10.63       $51.69       $23.50          $24.38          $28.50
  19990812    $10.19       $50.13       $23.50          $23.94          $28.63
  19990813    $10.81       $49.81       $23.25          $23.69          $29.06
  19990816    $10.88       $50.75       $22.88          $24.38          $28.88
  19990817    $11.00       $50.88       $22.38          $24.69          $28.81
  19990818    $11.25       $50.00       $22.25          $24.75          $28.69
  19990819    $10.63       $49.75       $22.00          $24.88          $28.88
  19990820    $10.63       $50.06       $21.50          $25.19          $28.75
  19990823     $9.88       $48.88       $20.94          $25.38          $28.75
  19990824     $9.69       $45.13       $20.94          $25.31          $28.25
  19990825     $9.63       $44.88       $20.88          $25.00          $28.13
  19990826     $9.31       $44.94       $20.88          $24.88          $27.25
  19990827     $9.25       $45.38       $20.13          $25.06          $27.75
  19990830     $8.94       $44.63       $19.81          $24.44          $27.13
  19990831     $8.63       $44.94       $18.00          $24.75          $26.56
  19990901     $8.75       $45.38       $19.19          $24.38          $27.50
  19990902     $9.00       $44.75       $19.25          $24.00          $27.31
  19990903     $9.31       $45.38       $20.00          $24.06          $27.31
  19990907     $9.00       $45.56       $20.25          $23.75          $27.06
  19990908     $9.31       $46.25       $19.88          $23.81          $27.00
  19990909     $9.44       $46.38       $20.00          $23.81          $26.81
  19990910     $9.88       $46.56       $20.31          $23.69          $26.44
  19990913    $10.38       $46.50       $19.50          $23.63          $26.19
  19990914    $10.25       $45.94       $19.50          $23.50          $26.06
  19990915    $10.00       $45.75       $19.63          $23.69          $25.56
  19990916    $10.00       $44.81       $19.41          $24.00          $25.38
  19990917    $10.00       $45.31       $19.50          $23.81          $25.00
  19990920    $10.25       $43.94       $19.50          $22.63          $24.63
  19990921    $10.38       $43.88       $19.63          $20.50          $24.13
  19990922    $10.00       $44.25       $19.75          $20.25          $23.94
  19990923    $10.25       $44.44       $19.63          $20.25          $23.63
  19990924    $10.19       $43.06       $19.50          $19.75          $23.75
  19990927    $10.00       $44.19       $19.94          $19.63          $24.44
  19990928     $9.00       $43.81       $19.19          $19.50          $23.63
  19990929     $9.38       $43.75       $19.00          $19.69          $23.75
  19990930     $9.94       $44.06       $20.00          $19.81          $24.25
  19991001     $9.38       $43.31       $18.94          $20.13          $24.00
  19991004     $9.13       $42.94       $18.56          $20.00          $24.25
  19991005     $9.44       $41.94       $19.88          $20.50          $24.00
  19991006     $8.63       $41.75       $19.88          $20.13          $24.00
  19991007     $8.63       $41.94       $18.25          $19.88          $23.81
  19991008     $8.63       $43.38       $18.13          $20.00          $23.94
  19991011     $8.69       $42.00       $18.88          $19.94          $23.56
  19991012     $8.13       $41.13       $18.13          $20.00          $23.25
  19991013     $6.75       $40.50       $17.63          $19.75          $23.31
  19991014     $6.88       $39.25       $16.94          $19.75          $22.94
  19991015     $6.63       $38.50       $18.00          $19.75          $22.31
  19991018     $5.88       $39.63       $16.75          $20.00          $22.50
  19991019     $7.31       $39.63       $16.25          $20.19          $23.06
  19991020     $7.00       $38.75       $16.38          $20.06          $22.00
  19991021     $7.00       $38.63       $16.75          $20.00          $22.69
  19991022     $7.00       $39.81       $17.50          $21.31          $23.00
  19991025     $6.63       $40.31       $16.31          $21.31          $24.00
  19991026     $6.56       $39.75       $16.50          $21.50          $23.88
  19991027     $6.38       $40.25       $16.50          $22.13          $23.81
  19991028     $6.00       $40.13       $15.44          $23.50          $24.00
  19991029     $6.50       $40.31       $15.38          $23.94          $23.94
  19991101     $6.00       $40.06       $15.06          $24.38          $23.25
  19991102     $6.25       $39.75       $14.94          $24.56          $23.31
  19991103     $6.81       $40.13       $15.50          $24.81          $23.19
  19991104     $6.56       $39.44       $15.50          $24.56          $22.81
  19991105     $7.13       $39.56       $15.94          $24.56          $22.63
  19991108     $7.44       $39.81       $14.75          $24.56          $23.06
  19991109     $7.06       $38.38       $14.75          $24.38          $22.69
  19991110     $7.44       $39.75       $14.81          $24.13          $22.00
  19991111     $6.63       $40.44       $14.88          $24.19          $22.38
  19991112     $6.50       $39.13       $14.75          $23.69          $22.25
  19991115     $7.00       $39.50       $15.50          $23.81          $21.88
  19991116     $6.94       $39.44       $15.63          $24.06          $21.81
  19991117     $6.50       $39.50       $15.00          $24.25          $21.88
  19991118     $7.00       $39.31       $16.75          $24.31          $22.06
  19991119     $7.00       $38.88       $16.63          $24.06          $22.38
  19991122     $6.50       $38.13       $16.19          $24.00          $21.50
  19991123     $5.63       $39.00       $16.13          $24.25          $22.06
  19991124     $5.69       $38.19       $16.00          $24.19          $21.50
  19991126     $5.50       $37.75       $15.75          $24.00          $21.00
  19991129     $5.69       $37.44       $15.75          $23.56          $20.81
  19991130     $5.75       $37.19       $15.19          $23.94          $20.38
  19991201     $5.63       $37.75       $14.94          $23.94          $20.06
  19991202     $6.00       $38.50       $14.75          $24.06          $20.69
  19991203     $5.69       $39.19       $15.25          $24.44          $21.13
  19991206     $5.63       $39.44       $14.25          $24.38          $21.38
  19991207     $6.75       $39.38       $15.19          $23.69          $22.50
  19991208     $6.75       $38.56       $14.50          $24.00          $22.13
  19991209     $6.56       $37.44       $14.63          $24.94          $21.69
  19991210     $6.88       $38.13       $13.50          $25.38          $21.50
  19991213     $6.00       $36.38       $13.38          $24.88          $21.44
  19991214     $6.44       $35.81       $11.25          $24.00          $21.19
  19991215     $6.44       $37.25       $11.69          $24.00          $21.44
  19991216     $6.19       $36.63       $13.00          $24.00          $22.00
  19991217     $6.00       $36.38       $13.00          $25.38          $21.94
  19991220     $6.31       $36.00       $14.13          $23.63          $20.25
  19991221     $6.00       $36.38       $13.75          $23.38          $19.81
  19991222     $5.88       $36.50       $12.38          $23.56          $20.25
  19991223     $6.63       $37.69       $12.81          $24.13          $21.00
  19991227     $6.31       $37.13       $12.31          $23.38          $21.25
  19991228     $6.19       $38.63       $13.00          $25.00          $21.63
  19991229     $6.25       $38.25       $13.38          $24.38          $21.63
  19991230     $6.25       $37.81       $14.50          $24.50          $21.94
  19991231     $6.13       $39.38       $13.38          $25.06          $22.38
  20000103     $6.06       $39.81       $12.88          $23.63          $22.25
  20000104     $6.06       $38.50       $13.06          $22.75          $22.81
  20000105     $6.00       $39.19       $12.63          $23.00          $23.50
  20000106     $4.50       $39.81       $14.00          $24.31          $23.63
  20000107     $3.88       $38.69       $13.00          $23.75          $23.56
  20000110     $4.94       $39.94       $13.63          $23.69          $23.63
  20000111     $4.94       $40.69       $14.00          $23.00          $23.56
  20000112     $5.25       $38.94       $13.50          $21.94          $23.38
  20000113     $5.19       $39.81       $13.50          $22.06          $23.50
  20000114     $5.06       $42.06       $13.88          $21.81          $23.50
  20000118     $5.19       $42.38       $13.75          $21.25          $23.50
  20000119     $5.25       $41.69       $13.69          $21.00          $23.63
  20000120     $5.00       $41.94       $14.00          $20.81          $23.50
  20000121     $5.00       $41.00       $14.44          $20.19          $23.50
  20000124     $5.56       $39.38       $14.88          $19.50          $23.50
  20000125     $5.31       $37.50       $13.94          $19.06          $23.13
  20000126     $5.56       $38.00       $13.94          $18.81          $23.50
  20000127     $5.75       $37.44       $13.25          $18.75          $23.19
  20000128     $5.88       $36.00       $13.50          $18.88          $22.56
  20000131     $5.75       $36.38       $13.50          $18.31          $20.31
  20000201     $5.88       $35.94       $14.16          $18.63          $20.81
  20000202     $6.00       $35.31       $13.63          $18.13          $20.94
  20000203     $6.06       $35.44       $14.38          $18.00          $20.63
  20000204     $6.25       $34.75       $13.81          $17.13          $20.75
  20000207     $6.38       $34.00       $14.19          $16.50          $19.69
  20000208     $6.25       $32.94       $15.00          $16.94          $19.44
  20000209     $6.25       $33.13       $14.13          $16.69          $18.44
  20000210     $6.31       $32.56       $14.00          $16.69          $17.00
  20000211     $6.25       $32.31       $14.63          $16.31          $16.94
  20000214     $6.69       $32.56       $15.44          $16.19          $16.94
  20000215     $6.81       $32.06       $15.63          $16.31          $16.44
  20000216     $6.81       $31.56       $16.56          $15.81          $15.94
  20000217     $6.88       $31.75       $16.75          $15.50          $15.63
  20000218     $6.88       $29.63       $17.00          $15.06          $15.63
  20000222     $6.81       $30.25       $15.56          $15.06          $15.06
  20000223     $6.75       $29.94       $13.50          $14.75          $14.88
  20000224     $6.50       $28.69       $12.88          $14.56          $14.63
  20000225     $6.38       $28.25       $12.38          $14.44          $14.31
  20000228     $7.00       $28.13       $12.50          $13.88          $14.13
  20000229     $7.00       $26.81       $12.63          $13.81          $14.00
  20000301     $7.13       $26.88       $13.75          $13.69          $13.56
  20000302     $7.00       $26.50       $13.25          $13.63          $13.50
  20000303     $7.25       $26.75       $13.00          $14.31          $14.13
  20000306     $7.75       $27.06       $13.88          $13.81          $13.31
  20000307     $8.19       $26.81       $14.13          $13.88          $13.13
  20000308     $8.38       $28.25       $14.25          $14.38          $13.81
  20000309     $8.13       $28.88       $13.50          $15.13          $13.94
  20000310     $8.06       $28.44       $13.25          $16.25          $13.63
  20000313     $8.06       $28.81       $14.00          $16.88          $14.19
  20000314     $7.88       $29.31       $13.81          $16.50          $14.06
  20000315     $8.00       $31.00       $13.63          $18.06          $15.00
  20000316     $8.00       $33.75       $13.38          $19.31          $16.19
  20000317     $8.13       $32.56       $13.00          $19.13          $16.31
  20000320     $7.94       $31.56       $11.94          $18.94          $16.75
  20000321     $7.88       $31.94       $12.19          $18.88          $16.88
  20000322     $7.63       $31.63       $12.00          $18.50          $16.56
  20000323     $8.06       $32.38       $11.75          $18.19          $16.69
  20000324     $8.06       $32.00       $11.75          $18.06          $16.63
  20000327     $8.06       $31.94       $11.88          $17.50          $15.88
  20000328     $8.00       $31.94       $12.13          $17.06          $15.94
  20000329     $7.88       $31.69       $12.00          $16.88          $15.63
  20000330     $8.00       $32.63       $12.25          $17.25          $15.38
  20000331     $7.63       $34.56       $12.13          $16.88          $16.00
  20000403     $7.75       $35.38       $13.00          $16.94          $15.94
  20000404     $8.19       $34.69       $13.00          $16.94          $15.94
  20000405     $8.19       $35.50       $13.00          $16.69          $16.31
  20000406     $8.25       $36.50       $13.50          $16.19          $16.56
  20000407     $8.13       $36.00       $13.50          $15.94          $16.63
  20000410     $8.06       $36.25       $12.75          $16.44          $17.44
  20000411     $8.06       $36.50       $13.75          $16.50          $17.19
  20000412     $8.25       $36.69       $12.94          $16.81          $17.06
  20000413     $8.38       $37.00       $12.88          $17.00          $17.25
  20000414     $8.13       $35.81       $12.38          $16.13          $16.56
  20000417     $8.06       $34.25       $13.00          $15.94          $16.63
  20000418     $8.25       $33.06       $13.38          $15.94          $16.69
  20000419     $8.13       $33.63       $12.31          $16.06          $17.00
  20000420     $8.13       $32.94       $12.31          $15.25          $16.75
  20000421     $0.00        $0.00        $0.00           $0.00           $0.00
  20000424     $8.06       $32.25       $12.38          $14.25          $16.69
  20000425     $8.06       $33.06       $12.00          $14.00          $17.25
  20000426     $8.00       $32.63       $12.00          $13.69          $16.63
  20000427     $8.00       $31.94       $12.63          $13.56          $16.50
  20000428     $8.00       $31.50       $12.88          $13.50          $16.25
  20000501     $8.06       $30.31       $13.44          $13.56          $16.56
  20000502     $8.00       $30.63       $13.41          $13.44          $16.00
  20000503     $7.75       $30.69       $13.44          $13.38          $15.75
  20000504     $7.94       $30.81       $13.44          $12.88          $15.75
  20000505     $7.63       $31.56       $13.13          $12.63          $16.13
  20000508     $7.50       $31.31       $13.00          $12.94          $16.19
  20000509     $7.63       $31.88       $12.75          $12.94          $16.38
  20000510     $7.63       $32.06       $12.00          $12.81          $15.94
  20000511     $7.63       $33.06       $11.88          $13.19          $16.88
  20000512     $7.63       $33.38       $11.50          $13.00          $17.44
  20000515     $7.25       $33.81       $11.63          $13.81          $17.31
  20000516     $7.13       $33.94       $11.00          $14.25          $17.56
  20000517     $6.75       $33.88       $11.00          $14.13          $17.50
  20000518     $6.38       $32.75       $11.00          $13.94          $17.88
  20000519     $6.31       $31.94       $11.00          $13.00          $17.50
  20000522     $6.63       $31.63       $10.50          $12.56          $17.75
  20000523     $7.00       $30.06       $10.25          $11.88          $17.44
  20000524     $7.19       $30.06        $9.88          $11.81          $17.00

                                                      PROJECT PAC / MAY 26, 2000

U.S. CAN STOCK PRICE PERFORMANCE



   THE AVERAGE STOCK PRICE OVER THE LAST THREE YEARS HAS NOT REACHED THE OFFER PRICE OF $20 PER SHARE


   ----------------------------------------------------
   PERIOD PRIOR TO 3/22/00             AVERAGE PRICE
   ----------------------------------------------------

   1 Week                                  $14.24

   1 Month                                 $13.26

   3 Months                                $15.48

   6 Months                                $17.54

   1 Year                                  $18.59

   2 Years                                 $17.42

   3 Years                                 $17.03
   ----------------------------------------------------









   8                                                 [SALOMON SMITH BARNEY LOGO]

                                                       PROJECT PAC / MAY 26,2000

HISTORICAL FIRST QUARTER RESULTS




    (Dollars in millions)                                                            INDUSTRY COMPARABLES
   -------------------------------------------------------------------               INCLUDING, BWAY,
                                  Q1-99          Q1-00     % Change                  CROWN CORK & SEAL
   -------------------------------------------------------------------               AND U.S. CAN, ALL
   BWAY Corp. (a)                                                                    EXPERIENCED WEAK FIRST
      Revenue                   $  121.5       $  119.7      (1.5%)                  QUARTERS IN 2000.
      EBITDA                    $   13.6       $   12.2     (11.2%)

   Crown Cork & Seal
      Revenue                   $1,793.6       $1,640.0      (9.4%)
      EBITDA                    $  284.6       $  262.2      (8.6%)

   U.S. Can
      Revenue (b)               $  218.7       $  207.7      (5.0%)
      EBITDA (b)                $   29.0       $   26.6      (8.3%)
   -------------------------------------------------------------------









   ---------------------------
   (a) Bway's second fiscal quarter ended April 4, 1999 and April 2, 2000, respectively.
   (b) Proforma for acquisition of May.



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

                                                       PROJECT PAC / MAY 26,2000

VALUATION SUMMARY



   -----------------------------------------------------------------------------------------------------
                                 EBITDA Multiple     Per Share Price (a)    Implied EBITDA Multiple (b)      A PURCHASE PRICE OF
                                 ---------------     -------------------    ---------------------------      $20 PER SHARE EQUATES
                                 Low        High     Low           High          Low          High           TO A MULTIPLE OF 5.9x
   -----------------------------------------------------------------------------------------------------     EBITDA OR 6.1x EBITDA,
                                                                                                             WHEN ADJUSTED FOR THE
   Public Market Comparables     5.0x  --   5.7x     $13.10  --   $18.47         5.2x   --    5.9x           COST OF REDEEMING THE
                                                                                                             OUTSTANDING HIGH YIELD
   Precedent Transactions        5.7x  --   6.3x     $18.47  --   $23.06         5.9x   --    6.5x           BOND ($19.2 MILLION).

   Discounted Cash Flow          5.6x  --   6.2x     $18.00  --   $22.00         5.8x   --    6.3x

   LBO                           5.6x  --   5.9x     $18.00  --   $20.00         5.8x   --    6.1x

   -----------------------------------------------------------------------------------------------------

   (a) Assumes EBITDA of $106.4 million, $350 million of net debt and 13.9 million diluted shares outstanding.
   (b) Adjusted to include premium of $19.2mm to refinance existing bonds.










   10                                               [SALOMON SMITH BARNEY LOGO]

                                                       PROJECT PAC / MAY 26,2000

REXAM PLC ACQUISITION OF AMERICAN NATIONAL CAN GROUP, INC.



   TRANSACTION OVERVIEW

   - On April 3, 2000 Rexam PLC agreed to acquire American National Can (ANC) for $18.00 per share in cash, a premium of 37% to ANC's closing price of $13.13 on March 31
      - Transaction value of approximately $2.0 billion, including $983.9 million of assumed net debt
      - The offer has been unanimously accepted by the board of ANC as well as Pechiney, ANC's largest shareholder with approximately 45% ownership in the entity
      - Financed out of a new committed bank facility that has been fully underwritten

   AMERICAN NATIONAL CAN

   - ANC is the world's second largest beverage can manufacturer serving the soft drink and brewing industries around the world.

   - The Company is the largest can maker in Europe and maintains the number two position in the U.S.

   - ANC holds an international presence in the faster growing emerging markets of South and Central America and the Far East

   TRANSACTION MULTIPLES

     Equity Value     Firm Value    FV/Revenue    FV/EBITDA     FV/EBIT
   -----------------------------------------------------------------------
        $990.4          $1974.4       0.85x         5.68x        8.72x
   -----------------------------------------------------------------------

   U.S. CAN MULTIPLES

     Equity Value     Firm Value    FV/Revenue    FV/EBITDA     FV/EBIT
   -----------------------------------------------------------------------
        $277.8          $ 632.8       0.76x         5.95x        8.94x
   -----------------------------------------------------------------------





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

                                                       PROJECT PAC / MAY 26,2000

COMPARABLE COMPANY ANALYSIS



                                                             FIRM VALUE / 1999     FIRM VALUE / EBITDA(c)    COMPARABLE
                             STOCK      MARKET   FIRM    ------------------------  ----------------------    COMPANIES ARE TRADING
   COMPANY                   PRICE(a)    CAP    VALUE(b)  REVENUES  EBITDA  EBIT       2000      2001        AT BETWEEN 4.3 AND 6.0
   ------------------------------------------------------------------------------------------------------    TIMES EBITDA.
   Rigid Packaging
   U.S. Can                   $20.00    $  278   $  633     0.8x     5.9x    8.9x      5.2x      4.8x

   Ball Corporation (BLL)     $30.06    $  904   $2,138     0.6x     4.8x    7.7x      4.5x      4.4x
   Bway Corporation (BY)        7.19        67      234     0.5      6.0    10.9       4.5       4.3
   Crown Cork & Seal (CCK)     17.00     2,186    7,140     0.9      5.4     8.9       5.3       5.2
   Owens-Illinois (OI)         11.81     1,736    8,037     1.5      5.7     9.2       5.4       5.2
   Silgan Corporation (SLGN)    9.88       173    1,058     0.6      4.3     6.6       4.1       3.9

   ------------------------------------------------------------------------------------------------------
   MEDIAN                         --        --       --     0.6x     5.4x    8.9x      4.5x      4.4x
   MEAN                           --        --       --     0.8      5.2     8.7       4.8       4.6
   ------------------------------------------------------------------------------------------------------

   Note: EBITDA, EBIT, Net Income to Common, and EPS adjusted for unusual and nonrecurring items.
   LTM:  Latest Twelve Months.
   NM:   Not Meaningful.
   (a) Stock price as of May 24, 2000.
   (b) Firm Value equals equity value (all fully diluted shares at the stock price less any option proceeds) plus straight debt, minority interest, straight preferred stock, all out-of-the-money convertibles, less investments in unconsolidated affiliates and cash.
   (c) Based on Wall Street research reports.









   12                                                [SALOMON SMITH BARNEY LOGO]

                                                       PROJECT PAC / MAY 26,2000

PRECEDENT TRANSACTIONS



                                                                                        FIRM VALUE/                AN ANALYSIS OF
                                                                                  ----------------------  EBITDA   PRECEDENT
   DATE    ACQUIROR          TARGET                                    FIRM VALUE  SALES  EBITDA   EBIT   MARGIN   TRANSACTIONS
   -------------------------------------------------------------------------------------------------------------   INDICATES AN
   Apr-00  Rexam PLC         American National Can                        $1,974    0.9x    5.7x    8.7x   15.0%   EBITDA MULTIPLE
   Dec-99  U.S. Can          May Verpackungen                             $   85    0.6     6.4    12.7     9.1    RANGE BETWEEN
   Nov-98  Rexam PLC         PLM                                          $8,043    0.9     6.0    11.8    15.0    5.7x AND 6.3x.
   Feb-98  Silgan            Campbell Soup - Food Cans                    $  123    0.6     6.1    10.5     9.5
   Jan-98  Suiza Foods       Continental Can                              $  345    0.6     6.9    11.0     8.7
   Dec-97  Ball Corporation  Reynolds Metals' Beverage Can Operations     $  746    0.6     7.0    14.7    14.3
   Nov-96  Doughty Hanson    Pechiney & Schmalbach Food Can Operations   DM1,350    0.7     7.3    11.0    13.8
   Aug-96  U.S. Can          Crown Cork & Seal Divestiture                $   59    0.5     4.5     8.5    11.1
   Jun-95  Silgan            American National Can - Food Can             $  362    0.6     5.7      NM    10.8

                             -----------------------------------------------------------------------------------
                             MEDIAN                                                 0.6x    6.1x   11.0x   11.1%
                             -----------------------------------------------------------------------------------











   13                                                [SALOMON SMITH BARNEY LOGO]